                            WEBB INTERNATIONAL, INC.
                           Licensed Real Estate Broker


June 27, 1996


Mr. Steve Qualls
Laser Photonics, Inc.
12351 Research Parkway
Orlando, Florida 32826

Re:      Proposal to Lease 12351 Central Florida Parkway

Dear     Steve:

Effective May 13, 1996 Laser has reduced its lease area to approximately 12,610 sf.. At your request, this letter is to outline the terms for Laser Photonics "Laser", continued occupancy of a portion of the building located at 12351 Central Florida Parkway.

AREA:        +/- 12,610 sf as illustrated on the attached drawings.

TERM:        Month to Month, with 60 day written notice for termination.

RENEWAL:     None.

BASE NNN MONTHLY RENT:

             The base rent shall be $10,000 on the first of each month, plus state sales tax. Late rent penalty is 5%. Interest on unpaid rent compounds daily at 0.05%.

OPERATING EXPENSE:

             Laser shall pay all other expenses associated with the property, including but not limited to the following: building and site maintenance (except lawn), all utilities, elevator service, and the existing fire and security monitoring system.

             Laser shall maintain all mechanical systems that service the building except, the air conditioning equipment that only services the Hughes Training space.

             The Base rent has been reduced to offset the expenses associated the Hughes Training, Inc occupancy of the building, including but not limited to water, sewer, and electricity.

LEASEHOLD IMPROVEMENTS:  Area is leased in "as is condition".

SECURITY: Laser is to provide security as Laser requires for their space.

PARKING: The site has approximately 129 auto parking spaces. Thirty unassigned spaces will be allocated to Laser.

SURRENDER: Laser shall return the space in good order and condition.

SIGNAGE: Laser may be required to share a monument type sign if the Park does not permit 2 monument signs to be placed at the entrance drive. Signage must be approved by the Landlord.

CANCELLATION: Landlord or Laser may cancel the lease anytime upon 60 days advance written notice.

INSURANCE: Laser will provide Liability Insurance and all insurance required by law.

If you have any questions, please contact me.

Sincerely,

WEBB INTERNATIONAL, INC.


/s/ Daniel B. Webb


Daniel B. Webb
Vice President

                                   2